EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-124545) pertaining to the VeriFone Holdings, Inc. New Founders’ Stock Option Plan, the VeriFone Holdings, Inc. Outside Directors’ Stock Option Plan and the VeriFone Holdings, Inc. 2005 Employee Equity Incentive Plan, (Form S-8 No. 333-132650) pertaining to the VeriFone Holdings, Inc. 2006 Equity Incentive Plan and (Form S-8 No. 333-138533) pertaining to the Lipman Electronic Engineering Ltd. 2003 Stock Option Plan, Lipman Electronic Engineering Ltd. 2004 Stock Option Plan, Lipman Electronic Engineering Ltd. 2004 Share Option Plan and Lipman Electronic Engineering Ltd. 2006 Share Incentive Plan of our reports dated August 19, 2008 with respect to the consolidated financial statements of VeriFone Holdings, Inc. and the effectiveness of internal control over financial reporting of VeriFone Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended October 31, 2007.

/s/ Ernst & Young LLP
San Francisco, California
August 19, 2008